EXHIBIT 16

                          MOST HOROWITZ & COMPANY, LLP
                                675 THIRD AVENUE
                              NEW YORK, N.Y. 10016


                                                          November 12, 2002

Chief Accountant
Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

            We have read Item 4 of the report on Form 8-K/A of Eye Care International, Inc. for November 12, 2002, and we agree with the statements contained therein insofar as they relate to our firm.

                                                      Very truly yours,

                                              /s/ Most Horowitz & Company, LLP
                                               ---------------------------------
                                                 Most Horowitz & Company, LLP